May 1, 2002



Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

                  Re:      NATIONAL VARIABLE LIFE INSURANCE ACCOUNT


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-67003). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ STEPHEN E. ROTH
                                                --------------------------------
                                                      Stephen E. Roth